Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Announces Acquisition of Prime Automotive Group Dealerships

•	30 Dealership Locations and 3 Collision Centers in the Northeast

HOUSTON, September 13, 2021 - Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company” or the “Buyer”), an international, Fortune 500 automotive retailer with 188 dealerships located in the U.S., U.K., and Brazil, today announced it has entered into a definitive agreement to purchase substantially all the assets, including real estate, of Prime Automotive Group (the “Seller”), headquartered in Westwood, Massachusetts. In 2020, the corresponding Prime dealerships generated $1.8 billion in annual revenues and retailed over 52,000 new and used vehicles.

“Group 1 has successfully operated in the Northeastern U.S. for many years. We are pleased to have this opportunity to leverage our existing cost structure and to further diversify our U.S. footprint,” said Earl J. Hesterberg, Group 1’s President and Chief Executive Officer.

With 30 dealership locations and three collision centers in the Mid-Atlantic and New England markets, Prime’s brand portfolio includes Acura, Airstream, Audi, BMW, Buick, Chrysler, Dodge, Ford, GMC, Honda, Jeep, Land Rover, Mazda, Mercedes-Benz, MINI, Porsche, RAM, Subaru, Toyota, Volkswagen, and Volvo. Once the acquisition is completed, Group 1’s consolidated brand mix is expected to be approximately 43% luxury, 36% non-luxury import, and 21% non-luxury domestic.

“We know Prime’s markets well and the opportunities they represent. We are also proud to welcome Prime Automotive’s 1,800 employees as new teammates to the Group 1 family. The addition of Prime Automotive enables us to extend our reach of AcceleRide®, Group 1’s industry leading digital retailing process, to even more customers,” said Daryl Kenningham, President of U.S. and Brazilian Operations for Group 1 Automotive.

Group 1’s Senior Vice President and Chief Financial Officer Daniel McHenry added, “While this transaction provides a transformation in scale for our company, our U.S. credit facility pro-forma leverage ratio will be approximately 2.0x after taking into account the financing of this transaction with debt and cash on hand, and liquidity remains comfortably within our targets. This gives us the flexibility to continue shareholder-focused capital allocation, which includes accretive acquisitions, share repurchases, dividends, and return-driven capital expenditures.”

Year to date 2021, Group 1 has completed $420 million of acquired revenues, and with this proposed acquisition, total acquired revenues are expected to be at least $2.25 billion at the anticipated closing date in late November. With the addition of the Prime dealerships, Group 1’s total U.S. dealership count would increase to 147, which includes 46 locations in the Northeast, and 218 locations globally.

Lazard acted as financial advisor and Vinson & Elkins L.L.P. acted as legal advisor to Group 1 Automotive, Inc. Jefferies LLC acted as financial advisor and Skadden, Arps, Slate, Meagher and Flom LLP acted as legal advisor to Highline Management Inc.

For additional information about this transaction, please see the Form 8-K that will be filed in connection with this transaction.

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns and operates 188 automotive dealerships, 242 franchises, and 48 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS

To the extent that statements in this press release are not recitations of historical fact, such statements constitute “forward-looking statements” as such term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release may include statements relating to goals, plans and expectations regarding the expected benefits of the proposed transaction, management plans, objectives for future operations, scale and performance, integration plans and expected synergies therefrom, the timing of completion of the proposed transaction, our financial position, results of operations, market position, business strategy and expectations of our management with respect to, among other things: changes in general economic and business conditions, including the impact of COVID-19 on the automotive industry in general, the automotive retail industry in particular and our customers, suppliers, vendors and business partners; our relationships with vehicle manufacturers; operating cash flows and availability of capital; capital expenditures; the amount of our indebtedness; the completion of pending and future acquisitions and divestitures; future return targets; general economic trends, including consumer confidence levels, interest rates and fuel prices; and automotive retail industry trends.

The following are some but not all of the factors that could cause actual results or events to differ materially from those anticipated, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; the risk that the necessary regulatory or third-party approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the proposed transaction will not be consummated in a timely manner; risks that any of the closing conditions to the proposed acquisition may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed acquisition; failure to realize the benefits expected from the proposed acquisition; failure to promptly and effectively integrate the acquisition; the effect of the announcement of the proposed acquisition on their operating results and businesses and on the ability of Group 1 and Prime Automotive Group to retain and hire key personnel, maintain relationships with suppliers; our ability to execute our business strategy; the annual rate of new vehicle sales in the U.S.; our ability to generate sufficient cash flows; our ability to improve our liquidity position; market factors and the future economic environment, including consumer confidence, interest rates, the price of oil and gasoline, the level of manufacturer incentives and the availability of consumer credit; the reputation and financial condition of vehicle manufacturers whose brands we represent and our relationships with such manufacturers, and their ability to design, manufacture, deliver and market their vehicles successfully; significant disruptions in the production and delivery of vehicles and parts for any reason, including natural disasters, affecting the manufacturers whose brand we sell; our ability to enter into, maintain or renew our framework and dealership agreements on favorable terms; the inability of our dealership operations to perform at expected levels or achieve expected return targets; our ability to successfully integrate recent and future acquisitions; changes in, failure or inability to comply with, laws and regulations governing the operation of automobile franchises, accounting standards, the environment and taxation requirements; our ability to leverage gains from our dealership portfolio; high levels of competition in the automotive retailing industry which may create pricing pressures on the products and services we offer; our ability to execute our capital expenditure plans; our ability to comply with our debt or lease covenants and obtain waivers for the covenants as necessary; and any negative outcome from any future litigation. These risks, uncertainties and other factors are disclosed in Group 1’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and other periodic and current reports filed with the Securities and Exchange Commission from time to time.

These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com